RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             NATIONSBANK CORPORATION

         NationsBank Corporation, a business corporation incorporated under the North Carolina Business Corporation Act, pursuant to action by its Board of Directors, hereby sets forth its Restated Articles of Incorporation:

         1.       The name of the Corporation is NationsBank Corporation.

         2. The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the North Carolina General Statutes, as amended.

         3. The number of shares the Corporation is authorized to issue is One Billion Two Hundred Ninety-Five Million (1,295,000,000), divided into the following classes:

                  Class                        Number of Shares

 .......................Common                    1,250,000,000
 ....................Preferred                       45,000,000

         The class of common has unlimited voting rights and, after satisfaction of claims, if any, of the holders of preferred shares, is entitled to receive the net assets of the Corporation upon distribution.

         The Board of Directors of the Corporation shall have full power and authority to establish one or more series within the class of preferred shares (the "Preferred Shares"), to define the designations, preferences, limitations and relative rights (including conversion rights) of shares within such class and to determine all variations between series.

         The Board of Directors of the Corporation has designated, established and authorized the following series of Preferred Shares:

         (a) Cumulative Convertible Preferred Stock, Series A.

         A. Designation.

                  The designation of the series of Preferred Stock created by this resolution shall be Cumulative Convertible Preferred Stock, Series A, $100 stated value, of the Corporation (hereinafter referred to as "Series A


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         Preferred Stock"), and the number of shares constituting such series shall be 250,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation then authorized by the Restated Articles of Incorporation, as amended from time to time) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Series A Preferred Stock shall rank prior to the Common Stock, the 7% Cumulative Redeemable Preferred Stock, Series B, $100 stated value per share, and the ESOP Convertible Preferred Stock, Series C, with respect to the payment of dividends and the distribution of assets.

         B.       Dividend Rights.

                  (1) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance, at the annual rate of 7.00% of the liquidation preference per annum, and no more, payable, when and as declared by the Board of Directors, quarterly on March 1, June 1, September 1, and December 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing on the first March 1, June 1, September 1, or December 1 to occur after the Issue Date (as hereafter defined), at such annual rate. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of shares of Series A Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Series A Preferred Stock (i) for any period other than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period shall be computed by dividing the annual dividend rate by four.

                  (2) Dividends on shares of Series A Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares of any other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the Series A Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series A


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

         Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the Series A Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Series A Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

                  (3) Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared upon the Common Stock or upon any other stock ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution, or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up).

         C.       Liquidation Preferences.

                  (1) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $400.00 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets. After payment of such liquidating distributions, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

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

                  (2) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock and any other shares of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the distribution of assets, the holders of Series A Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

                  (3) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

         D.       Redemption.

                  (1) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, the Corporation, at its option, may redeem any or all shares of Series A Preferred Stock, at any time or from time to time, on or after March 1, 1997 at a redemption price of $400.00 per share, plus an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price").

                  (2) If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

                  (3) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date; (iv) the then-effective conversion price and the place where certificates for such shares may be surrendered for conversion; (v) the number of shares of Series A Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so


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

         redeemed from such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and
         (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for reemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (4) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of North Carolina or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series A Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Section 5 at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any


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

         funds so deposited with such bank or trust company in respect of shares of Series A Preferred Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

                  (5) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series A Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series A Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series A Preferred Stock for the purchase of all outstanding shares thereof.

         E.       Conversion Rights.

                  The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

                  (1) Shares of Series A Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion price of $44.44 per share of Common Stock (the "Conversion Price"). For purposes of this Section 5, references to shares of Series A Preferred Stock shall apply equally to fractional shares thereof, but only to the extent that such fractional shares are integral multiples of 1/16 of one share. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Series A Preferred Stock will be valued at $400. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series A Preferred Stock surrendered for conversion prior to the record date for the determination of stockholders entitled to such dividends or on account


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

         of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of stockholders entitled to such dividends. If any shares of Series A Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

                  (2) In order to convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series A Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares or any fraction of a share of Series A Preferred Stock having a denominator of 16, each such fractional interest, measured in 1/16 of a share, being valued for purposes of conversion at $25; references in this Section 5 to the conversion of any share of Series A Preferred Stock shall also apply, mutatis mutandis, to such fractional interests. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series A Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.


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

                  (3) In the case of any share of Series A Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series A Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series A Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Series A Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series A Preferred Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series A Preferred Stock for conversion. Except as provided in this subsection, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

                  (4) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subsection
         (vi) of Section 5(e) below, on the date on which the shares of Series A Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.


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

                   (5) The Conversion Price shall be adjusted from time to time as follows:

                           (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                           (ii) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in subsection (vi) below) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any


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

         rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation during the period so held.

                           (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (1) any rights or warrants referred to in subsection (ii) above, (2) any dividend or distribution paid in cash out of the retained earnings of the Corporation and (3) any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series A Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                           (v) For the purposes of this Section 5, the reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 5(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such sudivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

                           (vi) For the purpose of any computation under subsections (ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is no longer listed on such exchange, as reported on the principal national securities exchange or national automated stock quotation system on which the Common Stock is listed, traded or quoted, or, if the Common Stock is not listed, traded or quoted on any national securities exchange or national automated stock quotation system, the closing price shall be deemed to be the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that pupose.

                           (vii) Notwithstanding the foregoing, no adjustment in the Conversion Price for the Series A Preferred Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (6) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the transfer agent for the Series A Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                  (7) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in

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

         which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series A Preferred Stock shall have the right, after such consolidation, merger, sale or exchange, to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Series A Preferred Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this Section 5(g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

                  (8) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                  (9) The Corporation may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Section 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (10) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                  (11)     In the event that:

                                  (i) the Corporation shall declare a dividend
         or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

                                  (ii) the Corporation shall authorize the
         granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                                  (iii) any capital reorganization of the
         Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                                  (iv) the voluntary or involuntary dissolution,
         liquidation or winding up of the Corporation occurs, the Corporation shall cause to be mailed to the holders of record of Series A Preferred Stock at least 15 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

         F.       Voting Rights.

                  Other than as required by applicable law, the Series A Preferred Stock shall not have any voting powers either general or special, except that:

                  (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock, and any one or more other series of preferred stock of the Corporation similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of preferred stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Articles of Incorporation, as amended, or of any amendment or supplement thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Series A Preferred Stock.

                  (2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock and any other series of preferred stock of the Corporation ranking on a parity with shares of the Series A Preferred Stock, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and any such other series of preferred stock of the Corporation shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the Series A Preferred Stock or ranking prior to any other series of preferred stock of the Corporation which ranks on a parity with the Series A Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up. Subject to the foregoing, the Corporation's Restated Articles of Incorporation, as amended, may be amended to increase the number of authorized shares of preferred stock without the vote of the holders of preferred stock, including the Series A Preferred Stock.

                  (3) Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Series A Preferred Stock at the time outstanding, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation for one-year terms at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series A Preferred Stock (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of the holders of Series A Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall immediately terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                  (4) Upon termination of such special voting rights attributable to all holders of the Series A Preferred Stock and any other series or preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, the term of office of each director elected by the holders of shares of Series A Preferred Stock and such parity preferred stock (a "Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other series of preferred stock ranking on a parity with the Series A Preferred Stock with respect to dividends who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purposes. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Preferred Stock Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

         G.       Reacquired Shares.

                  Shares of Series A Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock without designation as to series.

         H.       Ranking.

                  Any class or classes of stock of the Corporation shall be deemed to rank:

                  (1) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Preferred Stock;

                  (2) on a parity with the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other; and

                  (3) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

         I.       No Sinking Fund.

                  Shares of Series A Preferred Stock are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Series A Preferred Stock.

         (b)      7% Cumulative Redeemable Preferred Stock, Series B.

         A.       Designation.

                  The designation of this series is "7% Cumulative Redeemable Preferred Stock, Series B" (hereinafter referred to as the "Series B Preferred Stock") and the number of shares constituting such series is Thirty-Five Thousand and Forty-Five (35,045). Shares of Series B Preferred Stock shall have a stated value of $100.00 per share.

         B.       Dividends.

                  The holders of record of the shares of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof, which amount is $7.00 per annum, per share, and no more. Such dividends shall be payable each calendar quarter at the rate of $1.75 per share on such dates as shall be fixed by resolution of the Board of Directors of the Corporation. The date from which dividends on such shares shall be cumulative shall be the first day after said shares are issued. Accumulations of dividends shall not bear interest. No cash dividend shall be declared, paid or set apart for any shares of Common Stock unless all dividends on all shares of the Series B Preferred Stock at the time outstanding for all past dividend periods and for the then current dividend shall have been paid, or shall have been declared and a sum sufficient for the payment thereof, shall have been set apart. Subject to the foregoing provisions of this paragraph (2), cash dividends or other cash distributions as may be determined by the Board of Directors of the Corporation, may be declared and paid upon the shares of the Common Stock of the corporation from time to time out of funds legally available therefor, and the shares of the Series B Preferred Stock shall not be entitled to participate in any such cash dividend or other such cash distribution so declared and paid or made on such shares of Common Stock.

         C.       Redemption.

                  From and after October 31, 1988, any holder may, by written request, call upon the Corporation to redeem all or any part of said holder's shares of said Series B Preferred Stock at a redemption price of $100.00 per share plus accumulated unpaid dividends to the date said request for redemption is received by the Corporation and no more (the "Redemption Price"). Any such request for redemption shall be accompanied by the certificates for which redemption is requested, duly endorsed or with appropriate stock power attached, in either case with signature guaranteed. Upon receipt by the Corporation of any such request for redemption from any holder of the Series B Preferred Stock, the Corporation shall forthwith redeem said stock at the Redemption Price, provided that: (i) full cumulative dividends have been paid or declared and set apart for payment upon all shares of any series of preferred stock ranking superior to the Series B Preferred Stock as to dividends or other distributions (collectively the "Superior Stock"); and (ii) the Corporation is not then in default or in arrears with respect to any sinking or analogous fund or call for tenders obligation or agreement for the purchase, redemption or retirement of any shares of Superior Stock. In the event that, upon receipt of a request for redemption, either or both of the conditions set forth in clauses (i) and (ii) above are not met, the Corporation shall forthwith return said request to the submitting shareholder along with a statement that the Corporation is unable to honor such request and explanation of the reasons therefor. From and after the receipt by the Corporation of a request for redemption from any holder of said Series B Preferred Stock, which request may be honored consistent with the foregoing provisions, all rights of such holder in the Series B Preferred Stock for which redemption is requested shall cease and terminate, except only the right to receive the Redemption Price thereof, but without interest.

         D.       Liquidation Preference.

                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Series B Preferred Stock shall be entitled to receive, subject to the provisions of paragraph 7 and before any payment shall be made to the holders of the shares of Common Stock, the amount of $100.00 each share, plus accumulated dividends. After payment to the holders of the Series B Preferred Stock of the full amount as aforesaid, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets which shall be distributed ratably to the holders of the Common Stock. If, upon any such liquidation, dissolution or winding up, the assets available therefore are not sufficient to permit payments to the holders of Series B Preferred Stock of the full amount as aforesaid, then subject to the provisions of paragraph 7, the holders of the Series B Preferred Stock then outstanding shall share ratably in the distribution of assets in accordance with the sums which would be payable if such holders were to receive the full amounts as aforesaid.

         E.       Sinking Fund.

         There shall be no sinking fund applicable to the shares of Series B Preferred Stock.

         F.       Conversion.

                  The shares of Series B Preferred Stock shall not be convertible into any shares of Common Stock or any other class of shares, nor exchanged for any shares of Common Stock or any other class of shares.

         G.       Superior Stock.

                  The corporation may issue stock with preferences superior or equal to the shares of the Series B Preferred Stock without the consent of the holders thereof.

         H.       Voting rights.

                  Each share of the Series B Preferred Stock shall be entitled to equal voting rights, share for share, with each share of the Common Stock.

         (c)      ESOP Convertible Preferred Stock, Series C.

                  The shares of the ESOP Convertible Preferred Stock, Series C, of the Corporation shall be designated "ESOP Convertible Preferred Stock, Series C," and the number of shares constituting such series shall be 3,000,000. The ESOP Convertible Preferred Stock, Series C, shall hereinafter be referred to as the "ESOP Preferred Stock."

         A.       Special Purpose Restricted Transfer Issue.

                  Shares of ESOP Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation or any subsidiary of the Corporation. In the event of any transfer of shares of ESOP Preferred Stock to any person other than any such plan trustee or the Corporation, the shares of ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of ESOP Preferred Stock into shares of Common Stock pursuant to paragraph E hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of ESOP Preferred Stock shall be so converted. Certificates representing shares of ESOP Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph A, shares of ESOP Preferred Stock (i) may be converted into shares of Common Stock as provided by paragraph E hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by paragraphs F, G and H hereof.

         B.       Dividends and Distributions.

                  (1) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of ESOP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount equal to $3.30 per share per annum, and no more, payable semi-annually, one-half on the first day of January and one-half on the first day of July of each year (each a "Dividend Payment Date") commencing the first such day following the effective time of the Merger (as defined below), to holders of record at the start of business on such Dividend Payment Date. Preferred Dividends shall begin to accrue on shares of ESOP Preferred Stock on the last dividend payment date on the outstanding shares of ESOP Convertible Preferred Stock, Series C, of C&S/Sovran Corporation ("C&S/Sovran") (which shares are to be converted on a one-for-one basis into shares of ESOP Preferred Stock at the effective time of the merger (the "Merger") of C&S/Sovran Merger Corporation ("Merger Corporation"), a Delaware corporation and a wholly owned subsidiary of the Corporation, with and into C&S/Sovran, as provided in the Agreement and Plan of Consolidation, dated July 21, 1991, between the Corporation and C&S/Sovran). Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends on the shares of ESOP Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accumulated but unpaid Preferred Dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

                  (2) So long as any ESOP Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the ESOP Preferred Stock, like dividends for all dividend payment periods of the ESOP Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the ESOP Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such Dividend Payment Date. In the event that full cumulative dividends on the ESOP Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Stock until full cumulative dividends on the ESOP Preferred Stock shall have been paid or declared and provided for; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of the liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or
         (B) in exchange solely for shares of any other stock ranking junior to the ESOP Preferred Stock.

         C.       Voting Rights.

                  The holders of shares of ESOP Preferred Stock shall have the following voting rights:

                  (1) The holders of ESOP Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of the ESOP Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote; it being understood that whenever the "Conversion Price" (as defined in paragraph E hereof) is adjusted as provided in paragraph I hereof, the voting rights of the ESOP Preferred Stock shall also be similarly adjusted.

                  (2) Except as otherwise required by the North Carolina Business Corporation Act or set forth in paragraph C(1), holders of ESOP Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

         D.       Liquidation, Dissolution or Winding-Up.

                  (1) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of ESOP Preferred Stock shall be entitled to receive out of the assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the ESOP Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the ESOP Preferred Stock in respect of the distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $42.50 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the ESOP Preferred Stock and any other stock ranking as to any such distribution on a parity with the ESOP Preferred Stock are not paid in full, the holders of the ESOP Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph D(1), the holders of shares of ESOP Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

                  (2) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this paragraph D, but the holders of ESOP Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by paragraph H hereof.

                  (3) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of ESOP Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of ESOP Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred Stock.

         E.       Conversion into Common Stock.

                  (1) A holder of shares of ESOP Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to paragraph F, G or H hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of 1.0 shares of ESOP Preferred Stock to 0.84 shares of Common Stock and a conversion price the amount of which initially shall be $42.50 (as adjusted as hereinafter provided, the "Conversion Price") for, initially, each 0.84 shares of Common Stock. Each of the Conversion Price and the resulting conversion ratio is subject to adjustment as hereinafter provided.

                  (2) Any holder of shares of ESOP Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of ESOP Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the ESOP Preferred Stock by the Corporation or the transfer agent for the ESOP Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of ESOP Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of ESOP Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                  (3) Upon surrender of a certificate representing a share or shares of ESOP Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surendered a certificate or certificates representing shares of ESOP Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of ESOP Preferred Stock which shall not have been converted.

                  (4) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of ESOP Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificate or certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of ESOP Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided hereby. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of ESOP Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

                  (5) The Corporation shall not be obligated to deliver to holders of ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

                  (6) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all shares of ESOP Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of ESOP Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of ESOP Preferred Stock then outstanding and convertible into shares of Common Stock.

         F.       Redemption At the Option of the Corporation.

                  (1) The ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after July 1, 1992, or on or before July 1, 1992 if permitted by paragraph F(3) or F(4), at the following redemption prices per share (except as to redemption pursuant to paragraph F(3)):

         During the Twelve-Month                    Price Per
         Period Beginning July 1,                     Share

         ............................1991             $45.14
         ............................1992              44.81
         ............................1993              44.48
         ............................1994              44.15
         ............................1995              43.82
         ............................1996              43.49
         ............................1997              43.16
         ............................1998              42.83

         and thereafter at $42.50 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph F(5). From and after the date fixed for redemption, dividends on shares of ESOP Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of ESOP Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

                  (2) Unless otherwise required by law, notice of redemption will be sent to the holders of ESOP Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred Stock by first-class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date;
         (ii) the total number of shares of the ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
         (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of ESOP Preferred Stock at the time. These notice provisions may be supplemented if necessary in order to comply with optional redemption provisions for preferred stock which may be required under the Internal Revenue Code of 1986, as amended, or the

         Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the applicable redemption price set forth in this paragraph F.

                  (3) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the ESOP Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of ESOP Preferred Stock are initially issued, the Corporation may, within 180 days following the effective date of such tax legislation and implementing regulations of the Internal Revenue Service, if any, in its sole discretion and notwithstanding anything to the contrary in paragraph F(1), elect to redeem any or all such shares for the amount payable in respect of the shares upon liquidation of the Corporation pursuant to paragraph D.

                  (4) In the event the C&S/Sovran Retirement Savings, ESOP and Profit Sharing Plan (as amended, together with any successor plan, the "Plan") is terminated, the Corporation shall, notwithstanding anything to the contrary in paragraph F(1), redeem all shares of ESOP Preferred Stock for the amount payable in respect of the shares upon redemption of the ESOP Preferred Stock pursuant to paragraph F(1) hereof.

                  (5) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph I(7) hereof).

         G.       Other Redemption Rights.

                  Shares of ESOP Preferred Stock shall be redeemed by the Corporation at a price which is the greater of the Conversion Value (as defined in paragraph I) of the ESOP Preferred Stock on the date fixed for redemption or a redemption price of $42.50 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, for shares of Common Stock (any such shares of Common Stock to be valued for such purpose as provided by paragraph F(5) hereof), at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the Corporation in such notice for such redemption, when and to the extent necessary (i) to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Plan to participants in the Plan or (ii) to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on any indebtedness incurred by the holder or Trustee under the Plan for the benefit of the Plan.

         H.       Consolidation, Merger, etc.

                  (1) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Corporation and any company that directly or indirectly owns all of the outstanding capital stock of such successor or resulting company) that constitutes "qualifying employer securities" with respect to a holder of ESOP Preferred Stock within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of ERISA, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of ESOP Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by paragraphs F, G and H hereof), and the qualifications, limitations or restrictions thereon, that the ESOP Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by paragraph E hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the ESOP Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to paragraph I hereof after any such transaction as nearly equivalent to the adjustments provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the ESOP Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

                  (2) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph H(1)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of ESOP Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph H(3)), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of ESOP Preferred Stock could have been converted at such time, and each share of ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non- electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

                  (3) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph H(2), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such ESOP Preferred Stock, a cash payment equal to the amount payable in respect of shares of ESOP Preferred Stock upon redemption pursuant to paragraph F(1) hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction.

         I.       Anti-dilution Adjustments.

                  (1) In the event the Corporation shall, at any time or from time to time while any of the shares of the ESOP Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraph H hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph I(l) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                  (2) In the event that the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs I(5) and I(6), the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

                  (3) In the event the Corporation shall, at any time and from time to time while any of the shares of ESOP Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs I(5) and (6), the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of ESOP Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs I(5) and (6), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (c) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

                  (4) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, make any Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which paragraph H hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs I(5) and (6), be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (a) the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by
         (ii) the Fair Market Value (as herein defined) of a share of Common Stock on the Valuation Date (as hereinafter defined) with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus
         (b) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (ii) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of ESOP Preferred Stock (x) notice of its intent to make any Extraordinary Distribution and (y) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of ESOP Preferred Stock may be converted at such time.

                  (5) Notwithstanding any other provisions of this paragraph I, the Corporation shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

                  (6) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this paragraph I, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that the adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph I(6), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this paragraph I, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

                  (7) For purposes of this paragraph I, the following definitions shall apply:

                  "Conversion Value" shall mean the Fair Market Value of the aggregate number of shares of Common Stock into which a share of ESOP Preferred Stock is convertible.

                  "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of ESOP Preferred Stock are outstanding) (a) of cash, where the aggregate amount of such cash dividend and distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds Twelve and One-Half percent (12.5%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (b) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph I(2)), evidence of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph I(4) shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve-month period and not previously included in the calculation of an adjustment pursuant to paragraph I(4).

                  "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected for such purpose by the Board of Directors of the Corporation or a committee thereof on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five
         (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

                  "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of
         (a) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (b) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                  "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of ESOP Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph I(7), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of ESOP Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

                  "Valuation Date" with respect to an Extraordinary Distribution shall mean the date that is five (5) business days prior to the record date for such Extraordinary Distribution.

                  (8) Whenever an adjustment to the Conversion Price is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the ESOP Preferred Stock if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation, stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the ESOP Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the ESOP Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the ESOP Preferred Stock.

         J.       Ranking; Retirement of Shares.

                  (1) The ESOP Preferred Stock shall rank (a) senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation,
         (b) junior to the


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         shares of Series B Cumulative Perpetual Convertible Preferred Stock, no
         par value per share, of the Corporation as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up of the Corporation, and (c) unless otherwise provided in the Articles of Incorporation of the Corporation or an amendment to such Articles of Incorporation relating to a subsequent series of Preferred Stock, without par value, of the Corporation (the "Preferred Stock"), junior to all other series of the Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

                  (2) Any shares of ESOP Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall be retired as shares of ESOP Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

         K.       Miscellaneous.

                  (1) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (a) if to the Corporation, to its office at NationsBank Corporate Center, Charlotte, North Carolina 28255 (Attention: Treasurer) or to the transfer agent for the ESOP Preferred Stock, or other agent of the Corporation designated as permitted hereby or (b) if to any holder of the ESOP Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the ESOP Preferred Stock or Common Stock, as the case may be) or (c) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                  (2) The term "Common Stock" as used herein means the Corporation's Common Stock, as the same existed at the date of filing of the Amendment to the Corporation's Articles of Incorporation relating to the ESOP Preferred Stock or any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value. In the event that, at any time as a result of an adjustment made pursuant to paragraph I hereof, the holder of any share of the ESOP Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common


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         Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of ESOP Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in paragraph I hereof, and the provisions of paragraphs A through H, J, and K hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

                  (3) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of ESOP Preferred Stock or shares of Common Stock or other securities issued on account of ESOP Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of ESOP Preferred Stock or Common Stock or other securities in a name other than that in which the shares of ESOP Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not pay able.

                  (4) In the event that a holder of shares of ESOP Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of ESOP Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such ESOP Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                  (5) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the ESOP Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of ESOP Preferred Stock.

         4. The address of the registered office of the Corporation is NationsBank Corporate Center, NC1-007-56, Charlotte, Mecklenburg County, North Carolina 28255, and the name of its registered agent at such address is James W. Kiser.

         5. No holder of any stock of the Corporation of any class now or hereafter authorized shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares whether such shares, securities, warrants or other instruments be unissued, or issued and thereafter acquired by the Corporation.

         6. To the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damage for breach of his duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.



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